Exhibit 10.9

[______], 2024

VIA ELECTRONIC DELIVERY: [________]

Re: Employment Agreement Assignment and Assumption

Dear Kelly:

In connection with the spin-off of Inhibrx Biosciences, Inc. (“Inhibrx Biosciences”), Inhibrx, Inc. (“Inhibrx”) hereby assigns its respective rights and obligations under each of the Second Amended and Restated Executive Employment Agreement, by and between you and Inhibrx, effective as of January 1, 2023 (your “Employment Agreement”), the compensation update letter, by and between you and Inhibrx, dated as of January 4, 2024 (your “Compensation Letter”) and the Proprietary Information and Inventions Agreement, by and between you and Inhibrx, dated as of October 1, 2018 (your “PIIA”) to Inhibrx Biosciences, and Inhibrx Biosciences accepts and assumes such rights and obligations, effective as of the Distribution Date (as defined in the Separation and Distribution Agreement by and among Inhibrx Biosciences, Inhibrx and others dated as of January 22, 2024, as in effect from time to time) (collectively, the “Assignment”). The Distribution Date is currently anticipated to occur on or about [______], 2024.

This unilateral Assignment is permitted pursuant to Section 9(d) of your Employment Agreement (as modified by the Compensation Letter) and Section 10.3 of your PIIA, respectively, and consequently does not constitute a termination of employment for any reason under your Employment Agreement. This letter modifies your Employment Agreement, Compensation Letter and PIIA and constitutes the complete agreement and understanding among the parties with respect to the assignment to Inhibrx Biosciences, and the assumption by Inhibrx Biosciences, of your Employment Agreement, Compensation Letter and PIIA and of all of Inhibrx’s rights and obligations thereunder, and supersedes and preempts any prior understandings, agreements, and representations by or between the parties, written or oral, with respect to the Assignment. As a result of the Assignment, as of the Distribution Date, (a) your employment shall automatically transfer to, and your legal employer shall be, Inhibrx Biosciences, (b) all references in your Employment Agreement, Compensation Letter and PIIA to Inhibrx or the “Company” shall be to Inhibrx Biosciences, and (c) Inhibrx shall have no obligations or rights under your Employment Agreement, Compensation Letter or PIIA. Except as expressly set forth in this letter, the terms and provisions of your Employment Agreement, Compensation Letter and PIIA shall remain in full force and effect in accordance with their terms. Notwithstanding anything to the contrary, if the Distribution Date does not occur for any reason, (x) this letter shall automatically (without further action by any person) be void ab initio and (y) your Employment Agreement, Compensation Letter and PIIA shall continue to apply without modification by this letter.

Notwithstanding the foregoing and for the avoidance of doubt, in addition to your confidentiality obligations under the Employment Agreement and/or PIIA, as applicable, that will be owed to Inhibrx Biosciences as of the Distribution Date, your existing confidentiality obligations to Inhibrx remain in full force and effect and Inhibrx is an express third-party beneficiary of those confidentiality obligations; provided, further, that all references in the Employment Agreement and PIIA to Inhibrx or to the Company shall be deemed to include both Inhibrx Biosciences and Inhibrx as necessary to effectuate the continuation of your confidentiality obligations to Inhibrx.

This letter, and all matters arising out of or relating to it, whether sounding in contract, tort, or statute, are governed by, and shall be construed in accordance with, the laws of the State of California, without giving effect to the conflict of laws provisions thereof that would give effect to the laws of any other jurisdiction.

This letter may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

[Signature Page Follows]

Please sign and return a copy of this letter to [______] and keep a copy for your records.

Sincerely,

Inhibrx, Inc.

By:

Name: [______]
Title: [______]

Acknowledged and Agreed:

Kelly Deck

Acknowledged and Agreed:

Inhibrx Biosciences, Inc.

By:

Name: [______]

Title: [______]